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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and the use of our report dated January 28, 1998 (except for Note 9, as to which the date is February 28, 1998), included in the Proxy Statement of GenQuest, Inc. that is made a part of Amendment No. 1 to the Registration Statement on Form S-4 and Prospectus of Corixa Corporation for the registration of additional shares of its Common Stock.

/s/ ERNST & YOUNG LLP

Seattle, Washington
August 5, 1998